Exhibit 10.2
BIOCRYST PHARMACEUTICALS, INC.
NOTICE OF GRANT OF STOCK OPTION

    Notice is hereby given of the following stock option grant (the “Option”) to purchase shares of the Common Stock of BioCryst Pharmaceuticals, Inc. (the “Company”):

Optionee:
Grant Date:
Option Price:
Number of Optioned Shares:
Expiration Date:
Type of Option:

____ Incentive Stock Option
(up to tax code limits – the portion of the option covering Option Shares in excess of tax code limits shall be accounted for as a non-qualified stock option)

____ Non-Qualified Stock Option

Exercise Schedule: The Option will initially become exercisable for 25% of the Optioned Shares upon Optionee’s completion of twelve (12) months of Service (as defined in the Standard Stock Option Agreement) measured from the Grant Date and will become exercisable for the balance of the Optioned Shares at the rate of 25% of the Optioned Shares upon Optionee’s completion of each additional year of Service measured from the first anniversary of the Grant Date for the following three years until fully vested on the fourth anniversary of the grant. The Option shall not become exercisable for any additional Optioned Shares following the Optionee’s cessation of Service.

Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (the “Plan”) and agrees to be bound by and conform to the terms and conditions of the Plan, the Plan Prospectus, this Notice of Grant of Stock Option and its accompanying Standard Stock Option Agreement. Optionee acknowledges that notwithstanding anything to the contrary in any written employment agreement between Optionee and the Company, the exercisability of the Option shall not accelerate upon a Change in Control (or any equivalent term as set forth in any applicable written employment agreement) except to the extent provided in the Plan. Optionee acknowledges that copies of the Plan, the Plan Prospectus, and the Standard Stock Option Agreement are available to Optionee on the Company’s intranet and have been made available to Optionee.

No Employment or Service Contract: Nothing in the Standard Stock Option Agreement or the Plan shall confer upon the Optionee the right to continue in the Service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason whatsoever, with or without cause.

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan.

OPTIONEE	BIOCRYST PHARMACEUTICALS, INC.

Signature	Jon P. Stonehouse President & CEO

Date Signed

BIOCRYST PHARMACEUTICALS, INC.
STANDARD STOCK OPTION AGREEMENT
WITNESSETH:
RECITALS
A.The Board of Directors of the Company has adopted the Company’s Stock Incentive Plan (the “Plan”) for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee Board members and consultants and other independent contractors who contribute to the financial success of the Company or its parent or subsidiary corporations.
B.Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of a stock option to Optionee.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the “Grant Date”) specified in the accompanying Notice of Grant of Stock Option (the “Grant Notice”), a stock option to purchase up to that number of shares of the Company’s Common Stock (the “Optioned Shares”) specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the “Option Price”) specified in the Grant Notice.
2.Option Term. This option shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 19 of this Agreement.
3.Limited Transferability. During the lifetime of the Optionee, this option (together with its tandem stock appreciation right), shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee except for a transfer by will or by the laws of descent and distribution following the Optionee’s death. Notwithstanding the foregoing, this option may, to the extent it is a non-statutory stock option, in connection with the Optionee’s estate plan, be assigned in whole or in part during the during Optionee’s lifetime either as (i) as a gift to one or more members of Optionee’s immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
4.Exercisability. This option shall become exercisable for the Optioned Shares in installments as is specified in the Grant Notice. As the option becomes exercisable for one or more installments, the installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or the sooner termination of the option term under this Agreement.
5.Acceleration; Termination. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:
(a)Except to the extent otherwise provided in subparagraphs (ii) through (v) below, should optionee cease to remain in Service at any time during the option term, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding. However, should Optionee die during the three

(3)-month period following his or her cessation of Service, the personal representative of the Optionee’s estate or the person or persons to whom this option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent or distribution shall have a twelve (12)-month period following the date of the Optionee’s death during which to exercise this Option, but in no event shall this option be exercisable at any time after the Expiration Date.
(b)Should Optionee, after completing five (5) full years of Service, die while in Service, then the exercisability of each of his or her outstanding options shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of Optioned Shares at the time subject to such option and may be exercised for all or any portion of such shares. The personal representative of the Optionee’s estate or the person or persons to whom this option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the Optionee’s death during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.
(c)Should Optionee die while in Service prior to completing five (5) full years of Service, then the period for which each outstanding vested option held by the Optionee at the time of death shall be exercisable by the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will shall be limited to the twelve (12)-month period following the date of the Optionee’s death, but in no event shall this option be exercisable at any time after the Expiration Date.
(d)Should Optionee become permanently disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) and cease by reason thereof to remain in Service at any time during the option term, then the period for exercising this option shall be reduced to a twelve (12)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.
(e)Should (A) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event this option (vested and unvested) shall terminate immediately and cease to be exercisable.
(f)During the limited period of exercisability applicable in accordance with subparagraphs (i) through (iv) above, this option may not be exercised for more than the number of the Optioned Shares (if any) for which this option is, at the time of the Optionee’s cessation of Service, exercisable in accordance with the exercise provisions specified in this Agreement and the Grant Notice.
(g)For purposes of this Paragraph 5 and for all other purposes under this Agreement, the following definitional provisions shall be in effect:
(i)The Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Company or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the Company’s Board of Directors or an independent consultant or advisor.
(ii)The Optionee shall be deemed to be an Employee and to continue in the Company’s employ for so long as the Optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
(iii)A corporation shall be considered to be a subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(iv)A corporation shall be considered to be a parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
6.Corporate Transactions and Change in Control.
(a)In the event of a Corporate Transaction or Change in Control (each as defined in the Plan), this option shall be treated as set forth in Article Two, Section III of the Plan.
(b)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.Adjustment in Optioned Shares.
(a)In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number and/or class of Optioned Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
(b)If this option is to be assumed or is otherwise to remain outstanding after a Corporate Transaction, then this option shall be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.
8.Privilege of Stock Ownership. The holder of this option shall not have any shareholder rights with respect to the Optioned Shares until such individual shall have exercised the option and paid the Option Price.
9.Manner of Exercising Option.
(a)In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, the Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:
(i)Provide the Plan Administrator (or its designee) with written notice of the option exercise (the “Exercise Notice”) specifying the number of Optioned Shares for which the option is being exercised.
(ii)Pay the aggregate Option Price for the purchased shares in one of the following alternative forms:
(A)full payment in cash or check payable to the Company’s order; or
(B)full payment in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date; or
(C)full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Company’s order; or
(D)If the Company’s outstanding Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), at the time this option is exercised, then payment of the Option Price may also be effected through a broker-dealer sale and remittance procedure pursuant to which Optionee (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
(iii)Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
(b)For purposes of subparagraph (a) above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(i)If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.
(ii)If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
(iii)If the Common Stock is on the date in question neither listed or admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
(c)The Exercise Date shall be the date on which the Exercise Notice is delivered to the Plan Administrator. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany such notice.
(d)As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or other person or persons exercising this option) the Purchased Options Shares via electronic means or through delivery of a certificate or certificates representing the purchased Optioned Shares.
(e)In no event may this option be exercised for any fractional share.

10.Compliance with Laws and Regulations.
(a)The exercise of this option (or of its tandem stock appreciation right) and the issuance of Common Stock hereunder shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or over-the-counter market on which shares of the Company’s Common Stock may be listed or traded at the time of such exercise and issuance.
(b)In connection with the exercise of this option (or its tandem stock appreciation right), Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.
11.Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.
12.Liability of Company.
(a)If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
(b)The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
13.No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s Service at any time for any reason whatsoever, with or without cause.
14.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
15.Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
16.Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.
17.Additional Terms Applicable to an Incentive Stock Option. In the event this option is designated as an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:
(a)This option shall cease to qualify for favorable tax treatment as an incentive stock option under the federal tax laws if (and to the extent) this option is exercised for one or more Optioned Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.
(b)No installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock for which this option or one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.
(c)Should the exercisability of this option be accelerated upon a Corporate Transaction or a Change in Control, then this option shall quality for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction or Change in Control occurs does not, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock for which this option or one or more other incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.
(d)To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Optioned Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.
18.Additional Terms Applicable to a Non-Statutory Stock Option. In the event this option is designated as a non-statutory stock option in the Grant Notice, Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee for the satisfaction of any federal, state or local income tax withholding requirements and federal social security employee tax requirements applicable to the exercise of this option.
19.Restrictions on Optioned Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Optionee or other subsequent transfers by Optionee of any Optioned Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and other optionees and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
20.Conflict with Plan. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan controls.
21.Electronic Delivery. Optionee hereby consents to the delivery of information (including, without limitation, information required to be delivered to Recipient pursuant to applicable securities laws) regarding the Company and its subsidiaries and affiliates, the Plan, and the option via Company web site or other electronic delivery.
22.Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.